COMPLIANCE
                             POLICIES & PROCEDURES



TELEPHONE: 214-665-1900           2200 ROSS AVENUE, 31ST FLOOR, DALLAS, TX 75201
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BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.                  REVISED MARCH 6, 2008

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                                MISSION STATEMENT


As an Investment Adviser under the Investment Advisers Act of 1940, Barrow, Hanley, Mewhinney & Strauss, Inc. ("BHMS") recognizes the U.S. Securities and Exchange Commission's authority to govern and make rules. Therefore, BHMS' Compliance Policies & Procedures are designed to prevent any violations of our Code of Ethics, client mandated guidelines and restrictions, or any requirements mandated by state and federal laws governing investment advisors. The chief compliance officer has the responsibility to monitor and detect any violations and enforce and maintain all compliance requirements. These policies and procedures were approved and adopted on March 6, 2008 in compliance with the requirements of Section 206(4)-7 of the Investment Advisors Act of 1940 and
Section 38a-1 of the Investment Company Act of 1940.


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                                  INTRODUCTION

BARROW, HANLEY, MEWHINNEY & STRAUSS, INC. has a strong reputation based on the professionalism and high standards of the Firm and our employees. The Firm's reputation and our advisory client relationships are our most important asset. As a registered adviser, and as a fiduciary to our advisory clients, our Firm has a duty of loyalty to always act in utmost good faith, to place our clients' interests first and foremost, and to make full and fair disclosure of all material facts and in particular, information as to any potential and/or actual conflicts of interests.

Our Compliance Policies & Procedures cover many areas of the Firm's businesses and compliance requirements and our Code of Ethics governs our employees' conduct. Each section of our policies and procedures document provides the Firm's policy on the topic and provides our Firm's procedures to ensure that the particular policy is followed. BHMS' chief compliance officer is responsible for administering our compliance program. Compliance with the Firm's Code of Ethics and our Compliance Policies & Procedures is a requirement and a high priority for the Firm and every employee. Failure to abide by our policies may expose our employees and/or the Firm to significant consequences which may include disciplinary action, termination, regulatory sanctions, potential monetary sanctions and/or civil and criminal penalties. The chief compliance officer will assist with any questions about our compliance program. Further, in the event any employee becomes aware of, or suspects, any activity that is questionable, a violation, or possible violation of a law, rules or the Firm's policies and procedures, the chief compliance officer is to be notified immediately.


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                                TABLE OF CONTENTS



                                                               PAGE

1.  Supervision/Internal Controls                                 1

2.  Conflict of Interest                                          2

3.  Investment Processes                                          3

4.  Personal Securities Transactions and Records                  9

5.  Insider Trading                                              10

6.  Trading                                                      11

7.  Performance Presentations for Existing Clients               16

8.  Performance/Advertising for Marketing/Sales                  17

9.  Advisory Agreement                                           18

10. Books and Records/Corporate Records                          19

11. Registration, Disclosure Document (Form ADV),
    and Regulatory Reporting                                     20

12. Proxy Voting                                                 21

13. Disaster Recovery                                            23

14. Client Privacy and Duty of Confidentiality                   24

    APPENDICES


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                        1. SUPERVISION/INTERNAL CONTROLS


BHMS has adopted this set of written policies and procedures, which are designed to set standards and internal controls for the Firm, its employees, and its businesses, and are reasonably designed to prevent and detect any violations of regulatory requirements and the Firm's policies and procedures. Every employee and manager is required to be responsible for and monitor those individuals and departments he or she supervises to prevent, detect and report any activities inconsistent with the Firm's procedures, policies, high professional standards, or legal and regulatory requirements.

BHMS' written procedures and our Code of Ethics are used to implement the Firm's policies and monitor our internal controls. These procedures are designed to ensure our supervision policy is observed, implemented properly and amended or updated appropriately:

  *  Maintain  a  current   organization   chart   reflecting   names,   titles,
     responsibilities and supervisory  structure.  (ORGANIZATION CHART, APPENDIX
     A)

  * Designation of a chief compliance officer responsible for implementing and monitoring BHMS' compliance program.

  * Adopt written statements of compliance policies and procedures, and identify persons responsible for implementing and monitoring the policies.

  * Conduct an annual review of BHMS' compliance program by the chief compliance officer and senior management so as to remain current, meet regulatory requirements and be consistent with the Firm's business.

  * Maintain appropriate records of the compliance program review and all changes to our compliance policies and procedures.

  * Adopt and maintain a Code of Ethics in accordance with Rule 204A-1. (CODE OF ETHICS, APPENDIX B)

  * The chief compliance officer maintains a compliance checklist to monitor the Firm's practices. (COMPLIANCE CHECKLIST, APPENDIX C)

Every employee has the responsibility for knowing and following BHMS' compliance policies and procedures and Code of Ethics. (EMPLOYEE ACKNOWLEDGEMENT PAGE, APPENDIX D) Every person in a supervisory role is also responsible for those individuals under his or her supervision. James P. Barrow, President, has overall supervisory responsibility for the Firm.

The chief compliance officer reports directly to the president, and is responsible for monitoring and detecting any violations, and enforcing and maintaining all compliance requirements with BHMS' compliance policies and procedures and Code of Ethics. Violations of the policies and procedures or the Code will be documented and reported to the Firm's president for remedial action.


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                             2. CONFLICT OF INTEREST

As a fiduciary, Barrow, Hanley, Mewhinney & Strauss, Inc. owes a fiduciary responsibility to each of its clients. This means that the Firm is required to act in each client's best interests and to deal with client assets in such a manner as to benefit the client. Violations of the Firm's fiduciary duty may harm our clients, and also damage the reputation of the Firm and subject the organization and its employees to legal liability and regulatory penalties. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client.

In building our comprehensive compliance program, pursuant to Rules 204A-1 and 206(4)-7 of the Investment Advisers Act of 1940, the Firm has analyzed its conflicts of interest, and developed a Code of Ethics and written compliance policies and procedures that are reasonably designed to prevent violations of the Advisers Act and to detect and correct any violation that may occur. Listed below are items in our Code of Ethics ("the Code") and our Compliance Policies and Procedures ("CP&P") document designed to address our conflicts of interest:

  *  Soft Dollars - P&P pgs. 12-13
  *  Directed Brokerage - P&P pg. 13
  *  Trade Aggregation, Allocation and Cross Trading - P&P pg. 10
  *  IPO Allocations - P&P pg. 10
  *  Personal Securities Transactions - COE pgs. 5-9, P&P pg. 8
  *  Directorship with Issuers - COE pgs. 5-6
  *  Advisory Agreement and Fees - P&P pg. 17
  *  Material Nonpublic Information - COE pgs. 3-5, P&P pg. 23
  *  Proxy Voting - P&P pgs. 20-21
  *  Interest in an Issuer - COE pg. 9

Every employee shall notify the chief compliance officer of the Firm of any personal conflict of interest relationship which may involve the Firm's clients, such as the existence of any economic relationship between the employee's personal transactions and securities held or to be acquired by any portfolio of the Firm.

The chief compliance officer and the director of equity operations will review the Code of Ethics and Compliance Policies and Procedures documents annually, taking into account any conflicts of interest that arose during the previous year, any changes in the business activities of the Firm, and any amendments to the Advisers Act. Interim reviews may be conducted if deemed necessary by the chief compliance officer.

CONFLICTS OF INTEREST DISCLOSURE FOR REGISTERED INVESTMENT COMPANY CLIENTS

Actual or potential conflicts of interest may arise when a portfolio manager has management responsibilities to more than one account including mutual fund accounts. BHMS manages potential conflicts between Funds or with other types of accounts through allocation policies and procedures, internal review processes, and oversight by directors and independent third parties to ensure that no client, regardless of type or fee structure, is intentionally favored at the expense of another. Allocation policies are designed to address potential conflicts in situations where two or more funds or accounts participate in investment decisions involving the same securities.

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                             3. INVESTMENT PROCESSES


BHMS' investment professionals have responsibility for managing our clients' portfolios in a manner that is consistent with the clients' objectives, guidelines and restrictions.

  * Advisory clients provide written investment policy statements or written investment guidelines that the Firm reviews, approves, and monitors as part of the Firm's investment services, subject to any written revisions or updates received from the client.

  * BHMS provides the Firm's Form ADV Part II to all clients and prospective clients, which discloses the Firm's advisory services, fees, potential conflicts of interest, portfolio/supervisory reviews, investment reports, proxy voting policy, information about the Firm's owners, officers and directors, trading policy, privacy policy and our Code of Ethics.

  * BHMS provides periodic reports to advisory clients that include important information about a client's portfolio holdings, values and transactions. The Firm also provides information to our advisory clients about their account's performance, which may also include a reference to a relevant market index or benchmark.

  * Investment professionals may also schedule client meetings on a periodic basis, or request basis, to review a client's portfolio, performance, market conditions, financial circumstances, and investment objectives, among other things, to confirm that the Firm's investment decisions and services are consistent with the client's objectives and goals. Documentation of such reviews will be maintained in the client file.

  * Client relationships and/or portfolios may be reviewed on a more formal quarterly basis or other periodic basis by the portfolio manager or portfolio specialist assigned to the client account.

EQUITY CLIENTS:

  *  MANDATE MONITORING

     Copies of client contracts and investment guidelines/restrictions are given to the portfolio manager, client services administrative assistant, portfolio specialists, operations and trading for review. Portfolio restrictions regarding individual stocks, foreign/ADR holdings, market cap, dividend yield, social responsibility, industry/sector weighting, cash, and any other restrictions requested by client are entered into the MOXY system by a member of our operations staff. As a crosscheck, these restrictions/guidelines are entered into our client database and reviewed periodically by client services. The portfolio managers and analysts, as well as the portfolio specialists, will continue to contribute any relevant information received from clients to ensure that the system is updated with the most current information. Following the market close every day, a diversification report is provided to the portfolio managers so they may review the holdings and daily trading activity in each of the accounts they manage, and confirm that they have adhered to the specific client requirements regarding cash, sector/industry weightings and any other client imposed guideline.

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     A weekly trade blotter is maintained by the trading desk. The trade blotter is updated and distributed daily to the portfolio managers. The trade blotter is filed and retained as part of the Firm's books and records.

     On a quarterly basis, the client service administrative assistants review and update each portfolio's guidelines and restrictions for restricted stocks and industries, (i.e. abortion, alcohol, birth control, defense/nuclear, gaming, pornography and tobacco) and a list of foreign securities, entered into our MOXY trade order management system.

     When a new security is purchased, a member of the operations staff will initiate a new issue checklist that will test for any and all information available to categorize the stock by industry and sector, as well as other restrictive components. The source of the information is FactSet Research Systems, Inc., and TrustSimon, as well as our internal analysts.

     Real time investment data is obtained via Thompson One, Bloomberg, FactSet, and internal analysts' reports. Traders coordinate early morning research for securities held in our clients' portfolios and send out a blast voicemail and email to the portfolio managers and analysts. A daily investment meeting is conducted for the portfolio management teams to discuss investment ideas and industry trends. A security guidance list is published weekly for portfolio managers and analysts to track the status of each security, and documentation of investment recommendations is maintained by the idea sponsoring analyst.

  * ADDITIONAL REGULATIONS FOR MANAGING REGISTERED INVESTMENT COMPANY CLIENT PORTFOLIOS

     A number of our clients are registered investment companies, i.e. mutual funds, and as such are subject to the provisions of the Investment Company Act of 1940. Our agreement to sub-advise these funds requires our Firm to comply with certain Investment Company rules.

     *   SECTION 17 AND RULE 17E-1
         BHMS does not execute trades with its affiliated brokers through our holding company relationship with Old Mutual Asset Management. However, we may execute a trade with an Investment Company client's affiliated broker, in which case we would notify the client of the transaction, as instructed by the client.

     *   RULE 17A-7
         As stated in our trading policy, we do not execute cross transactions.

     *   RULE 17J-1
         BHMS has adopted a Code of Ethics, by which all its employees must abide. We will submit our Code for review by our mutual fund clients in order to satisfy the client of the limitations outlined in the Code and its compliance with 17j-1. We will report to our mutual fund clients any material violations of the Code as requested.

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     *   RULE 10F-3
         BHMS does not purchase shares of securities in an underwriting by its affiliated brokers. Should we participate in an underwriting by an IC clients' affiliated broker we would notify the client of the transaction, as instructed by the client.

     *   RULE 144
         BHMS seeks to avoid the purchase of 144A restricted securities for our equity client portfolios. Should we purchase a 144A restricted security for an IC clients' portfolio we would notify the client of the transaction.

     *   RULE 12D-3
         BHMS may purchase securities of companies engaged in a "securities-related business" in accordance with the requirements of this rule. As instructed by the client, we will notify our IC clients of the transactions and will monitor these securities' weightings with our clients' other holdings.

  *  PRICING/VALUATION OF SECURITIES

     As a registered adviser and as a fiduciary to our advisory clients, BHMS uses IDC to price all client portfolios on the daily market close to ensure that our clients' investments reflect current, fair and accurate market valuations. BHMS does not offer our own mutual fund(s) and does not calculate a daily NAV. Within our value investment strategy, we do not invest in "illiquid securities" but should a security become illiquid, we would review the value and notify the appropriate personnel at our investment company clients.

  *  MONITORING DISPERSION

     To monitor performance dispersion, a management report is generated weekly for each product (large cap value, mid cap value, small cap value, and international value), which rank-orders all individual accounts within the product by year-to-date performance. If the top and bottom performers deviate significantly from each other, these outliers are further evaluated to identify the source of the discrepancy. In most cases the deviation is explained by cash flow or by client imposed restrictions, and no further action is necessary. If these explanations do not apply, the next step is to run an attribution report to determine if the deviation is due to differences in holdings or weightings. These results are analyzed with the respective portfolio manager to determine if the differences are intentional (manager discretion) or if further action (either portfolio modification or additional review) is warranted.

     LARGE CAP VALUE ACCOUNTS

     To minimize performance dispersion, we have procedures in place to monitor portfolio construction and holdings.

     *   1-2-3 MANAGER  APPROVAL OF NEW  SECURITIES
         Generally, each portfolio manager is permitted to introduce a new security into their assigned portfolios without the agreement of the other portfolio managers up to a 1% position. To initiate a 2% position, a portfolio manager must be joined by at least one other portfolio manager; and to introduce a 3% position,

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         our target weight,  three of the five portfolio  managers must agree to include the new security in their portfolios. There are exceptions to this policy based on circumstances that are specific to the individual client portfolios, market conditions and/or the portfolio manager's discretion to manage each portfolio in a manner that is consistent with the client's investment objective and best interest.

     *   COMMONALITY OF HOLDINGS
         Portfolio specialists monitor dispersion of holdings by running a diversification report monthly, which displays individual securities and their percentage weightings along with total sector weights across managers. This report is compared to a model portfolio constructed as a composite of commonly held securities across all discretionary large cap value portfolios, and is reviewed with our chief compliance officer. Any significant dispersion in holdings between any manager and the model are identified and reported to the manager.

     *   TEAM PORTFOLIO
         The holdings of the Team portfolio reflect the consensus of the five large cap value portfolio managers. The performance of the Team portfolio since inception has tracked the performance of the BHMS large cap value equity composite with relatively minimal dispersion. The weights for holdings in the Team portfolio are developed from the 1-2-3 MANAGER APPROVAL OF NEW SECURITIES described above and are generally derived from an application of quantitative modeling. In certain instances, subjective analysis can be used to override the model.

     The Team portfolio is jointly administered and monitored by a designated member of the BHMS large cap investment team who is assisted by designated members of the portfolio specialist team.

MID CAP VALUE ACCOUNTS

The mid cap value investment team consists of two portfolio managers. Either manager may initiate an order to buy or sell securities for client accounts. Generally, all portfolios are managed alike therefore portfolio dispersion is not an issue. Exceptions to this policy are based on circumstances that are specific to the individual client portfolio guidelines/restrictions and the portfolio manager's discretion to manage each portfolio in a manner that is consistent with the client's investment objective and best interest.

SMALL CAP VALUE ACCOUNTS

The small cap value investment team consists of two portfolio managers. Either manager may initiate an order to buy or sell securities for client accounts. Generally, all portfolios are managed alike therefore portfolio dispersion is not an issue. Exceptions to this policy are based on circumstances that are specific to the individual client portfolio guidelines/restrictions and the portfolio manager's discretion to manage each portfolio in a manner that is consistent with the client's investment objective and best interest.

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INTERNATIONAL VALUE ACCOUNTS

The international value equity portfolios are managed on a team basis with two members of the team designated to initiate orders to buy or sell securities for client accounts. All portfolios are managed with the same value philosophy.

DIVERSIFIED SMALL CAP VALUE ACCOUNTS

Diversified small cap value portfolios are managed on a quantitative model and the model generates buy and/or sell orders. All portfolios are managed alike therefore dispersion is not an issue.

FIXED INCOME CLIENTS:

  *  MANDATE MONITORING

     Initially, copies of client contracts and investment guidelines are given to the portfolio managers, analysts and operations for review. Portfolio guidelines regarding individual bonds, sectors, ratings, maturities, cash and other restrictions requested by the client are entered into a trade allocation system monitored by the portfolio managers. As a crosscheck, these restrictions/guidelines are entered by a member of our operations staff into our client service manual and each member of our fixed income department receives a copy. The portfolio managers, analysts and operations staff continuously contribute any relevant information received from clients to ensure that the manual and trade allocation system is updated with the most current information. The master copy of all client restrictions is maintained on the trading desk.

     Annually, every fixed income client receives a letter requesting that they confirm the date of our receipt of their most recent investment policy statement on file. Upon receipt of any updated investment policy statements, a member of the operations staff is responsible for reviewing each client's document and making any necessary revisions to the Investment Guidelines worksheet. Our pre-trade compliance worksheet provides additional detail on portfolio policy limits, including sector and quality limits. A link to this updated worksheet is on every portfolio manager's computer to use for pre-trade compliance. A report is generated post trading by one of our analysts using our BondEdge system to notify all portfolio managers when portfolios are nearing their risk/policy limits.

     The portfolio managers conduct an ongoing quantitative analysis of the fixed income product including changes in rates, curves and spreads. Following the market close daily, a diversification report is available to the portfolio managers and analysts so they may review the holdings and daily trading activity in each of the accounts they manage and confirm that they have adhered to specific client requirements regarding cash, sector/industry weightings, ratings and individual bond restrictions.

ERISA:

BHMS may act as an investment manager for advisory clients which are governed by the Employment Retirement Income Security Act (ERISA). As an investment manager and a

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fiduciary with special  responsibilities  under ERISA, BHMS is responsible for acting solely in the interests of the plan participants and beneficiaries. The Firm's policy includes:

  * On-going awareness and periodic reviews of a client's investments and portfolio for consistency with the "prudent expert rule," and any written investment policy statement/guidelines so as to be current and to reflect a client's objectives and guidelines.

  * BHMS' proxy committee oversees all proxy voting functions are properly met and that ERISA plan client proxies are voted in the best interests of the plan participants.

  *  Maintain and renew ERISA bonding on a periodic basis.

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                 4. PERSONAL SECURITIES TRANSACTIONS AND RECORDS


In compliance with Rule 204A-1 of the Adviser's Act and Rule 17j-1 of the Investment Company Act, BHMS has adopted a Code of Ethics that requires ethical standards of the Firm's employees, and compliance with the securities laws, safeguarding material nonpublic securities information and client information, including holdings, transactions and reporting requirements. BHMS' policy allows employees to maintain personal securities accounts provided any personal investing by an employee in any accounts in which the employee has a beneficial interest, including any accounts for any immediate family member sharing the same household, is consistent with the Firm's fiduciary duty to its clients, consistent with regulatory requirements, and our Code of Ethics. Our chief compliance officer is responsible for implementing the Code's provisions and prohibitions, and monitoring the personal securities transactions and activities, practices, disclosures and recordkeeping for all Access Persons. Our form ADV Part II contains a disclosure about the Firm's Code of Ethics.

As defined in our Code of Ethics (pgs. 5-9), BHMS has adopted procedures to implement the Firm's policy on personal securities transactions, summarized as follows:

  * Each employee must certify in writing his or her understanding of, and agreement to comply with our Code's provisions, and employees must identify any personal investment accounts in which the employee has a beneficial interest, including any accounts for the immediate family sharing the same household. These certifications must be made within ten days of hire and within ten business days after year-end.

  * Employees must obtain pre-clearance of all personal securities transactions from the chief compliance officer.

  * Employees must report all personal securities transactions and any new brokerage accounts within ten business days after quarter-end.


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                               5. INSIDER TRADING

BHMS' Insider Trading Policy and our Code of Ethics forbid any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This policy applies to all Access Persons and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Firm's chief compliance officer.

Our Policy Statement on Insider Trading is held in its entirety in our Code of Ethics (pgs. 3-5), and prohibits any employee from acting upon, misusing or disclosing any material non-public information, known as inside information. Inside information may include knowledge of any clients' portfolio holdings. Any instances or questions regarding possible inside information must be immediately brought to the attention of the president or the chief compliance officer. Any violations of the Firm's policy will result in disciplinary action and/or termination, as provided in the Code.

  * Employees must report to the chief compliance officer all business, financial or personal relationships that may result in access to material, nonpublic information,

  * The chief compliance officer reviews all personal investment activity for employee and employee-related accounts,

  * The chief compliance officer provides guidance to employees on any possible insider trading situation or question,

  * BHMS Insider Trading Policy is reviewed and evaluated annually and on a periodic basis and updated as may be appropriate, and

  * The chief compliance officer prepares a written report to management and/or legal counsel of any violation of the Firm's Insider Trading Policy for implementing corrective and/or disciplinary action.

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

                                   6. TRADING

BHMS' trading practices are generally disclosed in our Form ADV Part II.

EQUITY TRADING PROCEDURES

The head trader has the responsibility for implementing and monitoring our trading policies and practices and recordkeeping.

  *  ALLOCATION

     Portfolio managers communicate securities transactions/trades to the trading desk staff. Traders set up trade pre-allocations in the MOXY system and have a portfolio manager sign off on the trade. Aggregation or blocking of client transactions allows an adviser to execute transactions in a more timely, equitable, and efficient manner and seeks to reduce overall commission charges to clients. Our Firm's policy is to aggregate client transactions where possible and when advantageous to clients. Clients participating in any aggregated transactions will receive an average share price and transaction costs will be shared equally and on a pro-rata basis. Orders are aggregated with all participating accounts identified. The trades are allocated across all accounts participating in an order on a pro-rata basis according to the underlying value of the portfolio. Exceptions to this include, but are not limited to, the following:

     * Account(s) underweighted/over-weighted in a security may receive a greater/lesser allocation to equilibrate with weightings in other accounts;

     *   Account(s) low in cash;

     * Account(s) with a client directed restriction that prohibits purchase of a particular stock;

     * Larger account(s) who cannot participate in the purchase of companies below a specified market cap;

     * Account(s) that designate 100% of its commissions to one broker, in which case, there may be circumstances (i.e. principal trades), which prevent us from "stepping out" on that client's allocation. Therefore, that account will be excluded from that allocation.

     BHMS does not engage in proprietary trading and we do not enter into any cross trading.

  *  IPOS

     In the event BHMS participates in an IPO for our clients' accounts, the Firm's policy and practice is to allocate IPO shares in the same manner as all other trades are allocated, so as not to favor or disfavor any client, or group of clients, over another.

  *  TRADE ERRORS

     In the event an error occurs in the handling of any client transaction(s), due to BHMS' actions, or inaction, the Firm's policy is to seek to identify and correct any errors as promptly as possible without disadvantaging the client. BHMS' policy is to:

     *   Monitor and reconcile all trading activity,

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

     *   Identify and resolve any trade errors promptly,
     *   Document each trade error, and
     *   Maintain a trade error file.

     If the error is the responsibility of BHMS, any client transaction will be corrected and the Firm will be responsible for any client loss resulting from an inaccurate or erroneous order.

  *  APPROVED BROKER LIST

     The head trader conducts a due diligence review of brokers within and outside of our Approved Broker List two times a year. The commissions paid to executing brokers and our broker/research voting results are reviewed on a quarterly basis by our Trade Management Oversight Committee, which documents the results of its review including any recommendations made. To be identified as an approved broker, a Firm must offer:

     *   A best  execution  capability  where  the best  price  will  likely  be available;
     *   Research  and  investment   ideas  that  can  directly   impact  client
         portfolios;
     * A competitive commission rate which will be negotiated to the appropriate level based on the size and complexity of each trade;
     * Efficient and reliable operations to ensure prompt settlement of all trades;
     * In addition to order initiation with approved brokers, security transactions occur with other brokers who meet the above criteria except for bullet point 2, providing research.

  *  BEST EXECUTION

     BHMS seeks to obtain best execution for client transactions, i.e., seeking to obtain not necessarily the lowest commission but the best overall qualitative execution in the particular circumstances. The head trader has the responsibility for implementing and monitoring our best execution policy, practices and recordkeeping. The Best Execution Policy is reviewed at least annually. Our procedures for the pursuit of best execution and development of an approved broker list are as follows:

     * The head trader is responsible for gathering and evaluating relevant information from and about broker-dealers and their services including commission rates, quality of executions, research, clearance/settlement capabilities, trade error rate, and confidentiality in order to set criteria for broker selection and development of an approved broker list. The evaluation also includes consideration of ECNs and alternative trading sources of liquidity.
     * BHMS utilizes ITG's Trade Cost Analysis (TCA) report for monthly and quarterly reviews of our trade execution. All information used in BHMS' best execution reviews and analysis is documented in the best execution file, maintained by the head trader.
     * BHMS may on occasion buy and sell the same security at the same time for different accounts due to cash flow considerations. These trades are not crossed, but instead worked in the marketplace in an effort to achieve best execution for each trade.

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

  *  TRADE MANAGEMENT OVERSIGHT COMMITTEE (TMOC)

     BHMS has established a Trade Management Oversight Committee that includes the head equity trader, chief compliance officer, and an independent advisor to the Firm. The TMOC conducts quarterly reviews of trading activity and the TCA reports, brokerage allocation, traders' personal securities transactions, as well as the presentation of performance in marketing materials for equity and fixed income.

  *  DIRECTED BROKERAGE

     BHMS generally has full discretion in selecting executing brokers for the initiation of security transactions. Certain clients may require that all or a portion of their transactions be executed through firms they designate. If clients direct the Firm to utilize a particular broker, they may be preventing themselves from obtaining best price and execution by limiting our ability to negotiate elements of the trade.

     The head trader has the responsibility for implementing and monitoring our directed brokerage policy, practices and recordkeeping.

     * Any client directed brokerage instructions and arrangements must be received in writing from the client and reviewed by the head trader.
     * Any client directed brokerage instructions are maintained in the client document file.
     * Any relationships and conflicts of interest relating to arrangements in which brokers refer clients to the Firm will be disclosed to clients.

FIXED INCOME TRADING PROCEDURES

A meaningful part of the value-added in our bottom-up, research driven value style is obtaining the most favorable price when executing buy/sell transactions. BHMS is committed to seeking best execution when trading for all fixed income portfolios. Bonds are traded in a broker market versus an exchange market and the execution of fixed income trades frequently requires the commitment of capital by the executing brokers. We must therefore utilize our internal trading expertise to identify those firms that can provide capital and effective execution when implementing our investment strategies.

When trading U.S. Treasury and Agency or Agency-originated mortgage pass-through securities, we typically request bids/offerings in competition from at least three institutional broker-dealers. Internet-based trading systems are increasingly prevalent in the fixed income market, allowing for virtually instantaneous execution of purchases and sales at "best execution" prices. Our fixed income group uses internet-based trading systems including Market Axess, and Bloomberg BondTrader, in the pursuit of both best price execution and timely relative value trading.

For the reasons cited above, when trading corporate and asset-backed securities, we must utilize our internal expertise to access those broker-dealers willing to commit capital to facilitate the client's transaction, at the best price under the circumstances. In many cases, the broker/dealer who participated in the original underwriting of the security may be the best source of bids/offerings. In other instances, we utilize our trading experience and knowledge of the

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

markets to solicit bids/offerings from those broker-dealers who have expressed interest in sectors and securities we either own or in which we have expressed an interest.

To ensure discipline in deciding with which broker-dealers we transact business, we review their effectiveness and competitiveness on an annual basis. We rank those broker-dealers on the basis of their ability and willingness to actively make markets in all sectors in which we are invested. Periodically we also analyze the trading volume with each broker/dealer by sector to determine patterns that may prove useful in implementing strategic shifts across all portfolios.

We utilize manual trade tickets and the master trade ticket is printed from Bloomberg or Market Axess and initialed by a portfolio manager to document each order. Trades are entered into AXYS daily via an excel spreadsheet from the portfolio managers, and the trade file is distributed to the executing brokers.

SOFT DOLLARS - CLIENT COMMISSION PRACTICES

BHMS utilizes research, research-related products and other brokerage services on a soft dollar commission basis. Our soft dollar policy is to:

  * Make a good faith determination of the value of the research product or services in relation to the commissions paid.

  * Maintain soft dollar arrangements for those research products and services that assist in the investment decision-making process.

  * Review, at least annually, the Firm's soft dollar arrangements, budget, and allocations, and monitor the Firm's policy.

BHMS may direct brokerage transactions to certain approved brokers that provide specialized research services that are helpful in analyzing the attractiveness of various securities. These services include reports on the quality of company earnings, earnings estimates of research analysts, company and industry research reports, screening quality of company earnings, company and industry research reports, screening and value models identifying undervalued securities, reports showing portfolio characteristics, performance attribution, and expected returns and quotation and block activity services that aid in the investment decision making process.

BHMS does not allocate brokerage transactions in return for products or services other than brokerage or research services. In accordance with the provisions of
Section 28(e) of the Securities Exchange Act of 1934, an applicant may receive services and products that serve both research and non-research functions. Because of these considerations, the applicant may pay a brokerage commission in excess of that which another broker might charge for effecting the same transactions in recognition of the value of brokerage or research services provided by the broker. Research services furnished by brokers through whom we execute securities transactions may be used in servicing all clients and not all such services may be in connection with accounts that pay the brokers providing such services.

In obtaining mixed-use products or services on a soft dollar basis, BHMS makes a reasonable allocation of the cost between the portion that is eligible as research or brokerage services and the portion that is not so qualified. The portion eligible as research or other brokerage services will be paid for with discretionary client commissions. For all soft dollar products, we will maintain appropriate records of our reviews and good faith determinations of our reasonable allocations.

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

The head equity trader and a member of the fixed income portfolio management team are responsible for implementing and monitoring our soft dollar policy, practices and recordkeeping for their respective departments.

  * BHMS has adopted procedures and reviews to monitor and ensure that the Firm's policy is observed, implemented properly and amended or updated, as follows:

  * BHMS' head trader, chief compliance officer, and senior management, review, approve and monitor soft dollar arrangements. At the start of each year, BHMS establishes a master soft dollar brokerage budget listing the broker-dealers, the targeted commission amounts per broker, and the purpose for the brokerage allocations. This budget is based on portfolio managers and analysts research needs and requests.

  * A Soft Dollar Data Sheet, an annual list of third party soft dollar arrangements, is prepared as a control document for all third party soft dollar arrangements.

  * The head trader, chief compliance officer, and portfolio managers will initially review and approve, and thereafter review each of the Firm's soft dollar arrangements and brokerage allocations for soft dollar research services and products on a periodic and at least an annual basis.

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

                7. PERFORMANCE PRESENTATIONS FOR EXISTING CLIENTS

BHMS prepares and distributes investment performance information for the Firm's investment strategies and its advisory clients. The presentation of client-specific investment results is designed to accurately reflect our management efforts on behalf of our clients and present a detailed attribution of individual client investment results. This client-specific information is used to maintain existing client relationships.

BHMS' policy requires that any client performance information and materials must be: 1) truthful and accurate, 2) prepared and presented in a manner consistent with applicable rules and regulatory guidelines, and 3) reviewed as appropriate by our portfolio managers and portfolio specialists. BHMS' policy prohibits any performance information or materials that may be misleading, fraudulent, deceptive, and/or manipulative.

Our Firm's client service is handled primarily by our portfolio specialists and portfolio management teams who prepare our quarterly investment strategy and performance review letter for our clients. This letter includes detailed performance for each of our separate account clients for the related period, as well as comments on the current investment market environment. The performance information in these reports is pulled from our AXYS portfolio management system and is compiled by the operations group and reviewed by additional operations personnel and the portfolio specialist or portfolio manager responsible for each client relationship.

Through the AXYS portfolio management system, BHMS updates performance in compliance with all applicable GIPS requirements. The director of equity operations and the head of fixed income operations are responsible for the maintenance and daily updating of the performance files for all accounts for their respective departments, and for reviewing the performance files at least weekly.

The director of equity operations and head of fixed income operations are also responsible for maintaining, as part of the Firm's books and records, copies of all performance materials, including the supporting records to demonstrate the calculation of any performance information for the entire performance information period consistent with applicable recordkeeping requirements.

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

                 8. PERFORMANCE/ADVERTISING FOR MARKETING/SALES

BHMS prepares and distributes investment performance information for the Firm's investment strategies and its advisory clients. The presentation of composite performance information is treated as advertising/marketing material and is designed to obtain new advisory clients.

BHMS' policy requires that all composite performance information and materials are: 1) truthful and accurate, 2) prepared and presented in a manner consistent with applicable rules and regulatory guidelines, and 3) reviewed, as appropriate, by the director of client development. BHMS' policy prohibits the use of any performance information or materials that may be misleading, fraudulent, deceptive, and/or manipulative.

Through the AXYS portfolio management system, BHMS updates performance in compliance with all applicable GIPS requirements. The director of equity operations and the head of fixed income operations are responsible for the maintenance and daily updating of the performance files for all composites for their respective departments, and for reviewing the performance files at least weekly. Composite performance for the majority of our marketed strategies is verified annually by an outside firm, Ashland Partners & Company, LLP.

The director of equity operations and the head of fixed income operations are also responsible for maintaining, as part of the Firm's books and records, copies of all applicable performance materials, including supporting records, to demonstrate the calculation of any performance information for the entire performance information period, consistent with applicable recordkeeping requirements.

PERFORMANCE PRESENTATION FOR MARKETING/SALES:

The director of client development (Marketing/Sales) is responsible for implementing and monitoring our policy for the preparation, review, and approval of the presentation of performance information used in marketing materials. Prior to use, all performance information and materials must be reviewed and approved, as appropriate, by the director of client development, as well as the director of equity operations and the head of fixed income operations, who are familiar with applicable rules and standards for performance advertising. The initialing and dating of the marketing materials by the chief compliance officer will document approval. The Marketing Department is responsible for maintaining copies and records of all applicable advertising/marketing materials, including any reviews and approvals, for a period of five years.

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

                              9. ADVISORY AGREEMENT

BHMS' policy requires a written investment advisory agreement for each client relationship that generally includes provisions that address the following: 1) the retention of BHMS as a discretionary (or in some instances, non-discretionary) investment manager, 2) a description of our investment management services, 3) operational and custodial issues, 4) trading and brokerage authority, 5) representations and warranties, 6) duration of the agreement and conditions for termination, 7) specific activities not covered by the agreement, 8) advisory fees, and 9) other applicable terms of our client relationship. BHMS' advisory agreements meet all appropriate regulatory requirements. The Firm also obtains investment policy statements and other written instructions concerning the client's investment objectives as part of our advisory and fiduciary responsibilities.

The director of client development is responsible for implementing BHMS' advisory agreement policy. Portfolio managers, portfolio specialists, traders, and administrative staff maintain information on client guidelines and restrictions.

  * BHMS' advisory agreements, advisory fee schedules, and any changes in the Firm's services to existing clients are approved by senior management.
  * The fee schedules for prospective accounts are reviewed at least annually by senior management of the Firm and the chief compliance officer.
  * The chief compliance officer, portfolio managers, portfolio specialists, and the director of client development review the Firm's disclosures at least annually. Marketing materials, advisory agreements and other materials are reviewed for accuracy and consistency of disclosures regarding advisory services and fees.
  * Written investment policy statements and guidelines are obtained, or recommended as part of a client's advisory agreement.
  * Client investment objectives and/or guidelines are monitored on an on-going basis, including regular quarterly reviews. Portfolios are monitored for consistency with client investment objectives and/or guidelines.

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

                     10. BOOKS AND RECORDS/CORPORATE RECORDS

BHMS maintains various books and records, including electronic records, and all corporate records and related business records, on a current and accurate basis, which are subject to periodic regulatory examination as required under Rule 204(2) of the Act. Our policy is to maintain firm and client files and records in a secure, appropriate, current, accurate and well-organized manner in various areas of the Firm depending on the nature of the files and records. Our corporate records will be maintained for the life of the Firm in a secure manner and location, and for an additional three years after the termination of the Firm. BHMS' policy is to maintain required firm and client records and files for the first two years and in a readily accessible facility and location for an additional three years for a total of not less than five or six years from the end of the applicable fiscal year. The Firm's performance, advertising and corporate existence records are kept for longer periods. BHMS' policy provides that e-mail and other electronic communications are treated as written communications and all such communications shall be retained and archived in the manner in which they are received, for the required five years.

The office manager is responsible for implementing and monitoring our corporate records policy, practices, and recordkeeping. Our corporate records are periodically reviewed and updated by the partners of the Firm so as to remain current and accurate with the Firm's regulatory filings. The director of equity operations has the overall responsibility for implementing and monitoring our business books and records policy, practices, and recordkeeping for the Firm. The Firm's filing systems for records, files or electronic media are designed to meet the Firm's policy, business needs, and regulatory requirements and require:

  *  The ability to provide legible, true and complete copies;
  *  Making back-up files and separate storage of electronic media records;
  * Reasonably safeguarding all files, including e-mails and electronic media, from loss, alteration, or destruction, and for the protection of client privacy;
  *  Limiting access by authorized persons to BHMS' records;
  *  Ensuring accuracy of any scanned or microfilmed records; and
  * The director of IT, and the chief compliance officer, are responsible for maintaining and monitoring email and electronic communications. The chief compliance officer conducts a monthly email review.

  BHMS keeps and maintains, among others, the following books and records:

  *  Financial statements
  *  Written communications to/from clients
  * All written contracts
  *  Advertisements/reprints
  *  Personal securities trades and broker confirmations and statements
  *  Form ADV Parts I and II and all revisions
  *  Performance advertising
  *  Compliance program documents and annual review material
  *  Proxy records - policies and procedures, votes, client requests

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

   11. REGISTRATION, DISCLOSURE DOCUMENT (FORM ADV), AND REGULATORY REPORTING

BHMS maintains and renews its adviser registration on an annual basis through the Investment Adviser Registration Depository ("IARD"), for the Firm, state filings, as appropriate, and investment adviser representatives ("IARs"). The chief compliance officer has the responsibility for maintaining BHMS' Form ADV. BHMS complies with relevant regulatory requirements and maintains our Form ADV Parts I and II on a current and accurate basis. Our Firm's Form ADV provides information about the Firm's advisory services, business practices, professionals, policies and any actual and potential conflicts of interest, among other things. Any regulatory filings for the Firm are to be made promptly and accurately. Our Firm's regulatory filings include Form ADV, Form 13F and13G filings. BHMS' policy is to monitor and maintain all appropriate firm and IAR registrations required for providing advisory services to our clients in any location. BHMS monitors the state residences of our advisory clients and maintains registration with the appropriate states.

     The director of equity operations, senior management, the director of client development, and the chief compliance officer, will review the Firm's complete Form ADV Parts I and II on a periodic basis to maintain Form ADV on a current and accurate basis and to properly reflect and be consistent with the Firm's current services, business practices, fees, investment professionals, affiliations and conflicts of interest, among others.

     BHMS makes an annual filing of Form ADV within 90 days of the end of each fiscal year (annual updating amendment) to update certain information required to be updated on an annual basis.

     When changes or updates to Form ADV are necessary or appropriate, the chief compliance officer will make any and all ADV amendments timely and promptly and maintain records of the filings and amendments.

     All employees should report to the chief compliance officer any information in Form ADV Part I and/or Part II that such employee believes to be materially inaccurate or omitted material information.

     BHMS sends an updated Form ADV Part II to our clients annually, and maintains a document evidencing delivery of Form ADV. The chief compliance officer will maintain dated copies of all BHMS' complete Form ADV Parts I and II so as to be able to identify which Form ADV was in use at any time.

     The client development staff of BHMS will provide a copy of the Firm's current Form ADV Part II to each prospective client not less than 48 hours prior to entering into an advisory agreement with a client.

     The director of equity operations will review Forms 13F and 13G filing requirements and the compliance administrative assistant will make such filings and keep appropriate records as required.

     The chief compliance officer monitors the state residences of our advisory clients, and the Firm and/or its IARs will not provide advisory services unless appropriately registered as required or other exemption exists.

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

                                12. PROXY VOTING

BHMS has the responsibility for voting proxies for portfolio securities consistent with the best economic interests of the beneficial owners. BHMS maintains written policies and procedures as to the handling, research, voting and reporting of proxy voting and makes appropriate disclosures about our Firm's proxy policies and procedures to clients. BHMS will provide information to clients about how their proxies were voted and will retain records related to proxy voting.

BHMS retains Institutional Shareholder Services (ISS) for corporate governance research and uses ISS' policy recommendations unless a decision is made to override a specific issue. The director of equity operations, who serves as the proxy coordinator, will review each proxy for each company to ensure that all votes are in the best interest of the beneficial owners.

PROXY OVERSIGHT COMMITTEE

  * BHMS' Proxy Oversight Committee reviews and reevaluates ISS policies. Policy modifications and updates implemented by ISS will be reviewed by the Proxy Oversight Committee on an on-going basis to assure that all proxy voting decisions are in the best interests of the beneficial owner.
  * The Proxy Oversight Committee includes the president, two portfolio managers and the proxy coordinator.

CONFLICTS OF INTEREST

  * All proxies will be voted uniformly in accordance with ISS recommendations unless BHMS overrides a specific issue. This includes proxies of companies who are also clients, thereby eliminating potential conflicts of interest.

BHMS has adopted written procedures to implement the Firm's policy and reviews to monitor and ensure our policy is observed, implemented properly and amended or updated, as appropriate, including:

  *  BHMS sends a daily electronic transfer of all stock positions to ISS.
  * ISS identifies all accounts eligible to vote for each security and posts the proposals and research on its secure, proprietary online system.
  * The proxy coordinator reviews each proxy proposed and re-evaluates existing voting guidelines. Any new or controversial issues are presented to the Proxy Oversight Committee for evaluation.
  *  ISS verifies that every vote is received, voted and recorded.
  * BHMS sends a proxy report to each client, at least annually (or as requested by client), listing number of shares voted and disclosing how each proxy was voted.
  * All voting records are retained on the network, which is backed up daily. ISS retains records for seven years.
  * BHMS' guidelines addressing specific issues are available upon request by calling 214-665-1900 or by e-mailing: clientservices@barrowhanley.com.
  * BHMS will identify any conflicts that exist between the interests of the Firm and the client by reviewing the relationship of the Firm with the issuer of each security to determine if we or any of our employees have any financial, business or personal relationship with the issuer.

--------------------------------------------------------------------------------
BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.                                     21

  * If a material conflict of interest exists, the proxy coordinator will determine whether it is appropriate to disclose the conflict to the affected clients, to give the clients an opportunity to vote the proxies themselves, or to address the voting issue through other objective means such as voting in a manner consistent with a predetermined voting policy or receiving an independent third party voting recommendation.

  * BHMS will maintain a record of the voting resolution of any conflict of interest.

  *  The  proxy   coordinator  shall  retain  the  following  proxy  records  in accordance with the SEC's five-year retention requirement:

     *   These policies and procedures and any amendments;
     *   A record of each vote cast; and
     * Any document BHMS created that was material to making a decision on how to vote proxies, or that memorializes that decision including periodic reports to the Proxy Oversight Committee.

The  director  of  equity   operations/proxy   coordinator  is  responsible  for
implementing and monitoring our proxy voting policy, procedures, disclosures and recordkeeping, including outlining our voting guidelines in our procedures.

--------------------------------------------------------------------------------
BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.                                     22

                              13. DISASTER RECOVERY

BHMS has adopted policies and procedures for disaster recovery and continuation of the Firm's business in the event of a disaster. These policies are designed to allow BHMS to resume providing service to its clients in as short a period of time as possible; and are designed to address those specific types of disasters that BHMS might reasonably face given its business and location.

The director of IT and director of equity operations are responsible for maintaining and implementing BHMS' disaster recovery and business continuity plan. BHMS has a disaster recovery site located at 329 Oak Trail, Suite 102, Garland, TX, approximately 15 miles from the office.

  * The following individuals have the primary responsibility for implementing and monitoring the Firm's disaster recovery policy:

     * The director of IT is responsible for documenting computer back-up procedures.
     * The director of IT is responsible for designating back-up storage locations(s) and persons responsible to maintain back-up data in separate locations.
     * The director of IT and director of equity operations are responsible for identifying mission critical people in the event of an emergency or disaster, obtaining information and distributing this information to all personnel.
     * The director of IT is responsible for maintaining the disaster recovery site. CMC Network Solutions provides technical assistance and backup for the director of IT.
     * The receptionist is responsible for establishing back-up telephone/ communication system for clients, personnel and others to contact BHMS and for the Firm to contact clients.
     * A member of the marketing staff and a member of the IT staff are responsible for updating the Barrow Hanley website with communications to employees and clients.
     * A client services assistant is responsible for email communications with employees and clients.
     * The director of IT is responsible for determining and assessing back-up systems for key vendors and mission critical service providers.
     * The director of IT is responsible for conducting periodic and actual testing and training for mission critical and all personnel.

In the event of a business interruption or disaster, BHMS will use the telephone, email and the Barrow Hanley website, www.barrowhanley.com, to communicate with its employees and clients, if these means of communications are available. The BHMS phone line is monitored during all business hours, and clients may reach the Firm through the main number, 214-6651900. Cell phones are the first option for employee contact.

BHMS' disaster recovery plan will be reviewed periodically, and at least annually, and our disaster recovery systems will be tested periodically.

--------------------------------------------------------------------------------
BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.                                     23

                 14. CLIENT PRIVACY AND DUTY OF CONFIDENTIALITY

BHMS has a duty to protect the "nonpublic personal information" of clients and to disclose to such persons the policy for protecting that information. Nonpublic personal information includes nonpublic "personally identifiable financial information", plus any list, description or grouping of customers and may include personal financial and account information, information relating to services performed for, or transactions entered into on behalf of clients, advice provided by BHMS to clients, and data or analysis derived from such nonpublic personal information. Our employees are bound by our Duty of Confidentiality in our Code of Ethics (pg. 5) to keep confidential at all times any nonpublic information they may obtain in the course of their employment at BHMS. The Firm's personnel have the highest fiduciary obligation not to reveal confidential company information to any party that does not have a clear and compelling need to know such information and to safeguard all client information. BHMS will not disclose any client information unless we are required by law, directed by the client to do so, or if such information is necessary to provide the client with our services.

WHAT INFORMATION DO WE COLLECT, MAINTAIN, AND COMMUNICATE?

BHMS collects and maintains a client's personal information so we can provide investment management services to our clients. The information we collect and maintain includes:

  * Information we receive from the client to open an account or provide investment advice to the client (such as home address, telephone number, and financial information);
  * Information that we generate to service a client's account (such as trade tickets and account statements); or
  * Information that we may receive from third parties with respect to a client's account (such as trade confirmations from brokerage firms or custodians).

  BHMS will not disclose any personal information about a client or a client's account(s) unless one of the following conditions is met:

  *  We  have  reason  to  believe  the  recipient  is  a  client's   authorized
     representative; or
  * We are required or permitted by law to disclose information to the recipient.

  HOW DO WE PROTECT A CLIENT'S PERSONAL INFORMATION?

  To fulfill our privacy commitment at BHMS, we have instituted Firm-wide practices to safeguard the information that we maintain about a client. These practices include:

  * Adopting policies and procedures to place physical, electronic and other safeguards to keep a client's personal information safe.

  * Limiting access to personal information to those employees who need it to perform their job duties, and

  * Requiring third parties that perform services for us to agree by contract to keep a client's information strictly confidential.

Even if a client decides to close their account(s) or become an inactive client, we will adhere to the privacy policies and practices described above.


--------------------------------------------------------------------------------
BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.                                     24

                                   APPENDICES

APPENDIX A - Organization Chart

APPENDIX B - Compliance Checklist

APPENDIX C - Code of Ethics

APPENDIX D - Employee Acknowledgement


--------------------------------------------------------------------------------
BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

Page
                                   APPENDIX A
[CHART]
                                 --------------
                                 OLD MUTUAL PLC
                      -----------------------------------
                       OLD MUTUAL ASSET MANAGEMENT (US)LLC
                    -----------------------------------------
                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.
                    -----------------------------------------

===========================================================     ==================================================
      EQUITY MANAGEMENT                                                       FIXED INCOME MANAGEMENT
      VALUE EQUITY TEAM
                                                                John Williams, PRINCIPAL, PORTFOLIO MANAGER(1)
EQUITY MANAGEMENT                                               David Hardin, PRINCIPAL, PORTFOLIO MANAGER
VALUE EQUITY TEAM                                               Mark Luchsinger, PRINCIPAL, PORTFOLIO MANAGER(1)
                                                                Scott McDonald, PRINCIPAL, PORTFOLIO MANAGER(1)
James Barrow, PRINCIPAL,  PORTFOLIO MANAGER                     Deborah Petruzzelli, PRINCIPAL, PORTFOLIO MANAGER
Ray Nixon, Jr., PRINCIPAL, PORTFOLIO MANAGER                    Erik Olson, PRINCIPAL, ANALYST
Robert  Chambers, PRINCIPAL, PORTFOLIO  MANAGER(1)              Sherry A. Lantis, TRADING DESK ANALYST
Timothy  Culler, PRINCIPAL, PORTFOLIO MANAGER(1)
Mark Giambrone, PRINCIPAL, PORTFOLIO MANAGER(2)                 LaDonna Neuhaus, PORTFOLIO ADVISOR
Jane Gilday, PRINCIPAL, PORTFOLIO MANAGER(1)                    ==================================================
David Hodges, PRINCIPAL, PORTFOLIO MANAGER(1)
James McClure, PRINCIPAL, SMALL CAP PORTFOLIO MANAGER(1)        =====================================================
John Harloe, PRINCIPAL, SMALL CAP PORTFOLIO MANAGER(1)                              COMPLIANCE

Lewis Ropp, PRINCIPAL, ANALYST                                  Patricia Andrews, PRINCIPAL, CHIEF COMPLIANCE OFFICER
MichaelWetherington, PRINCIPAL, ANALYST(1)                                         Dawn Gochinas
Jeff   Fahrenbruch, ANALYST(1)                                  =====================================================
David Ganucheau, ANALYST(1)
Brian Quinn, ANALYST(1)                                         ========================        ==========================
Rand Wrighton,  ANALYST(1)                                               EQUITY                     FIXED INCOME
                                                                        OPERATIONS                   OPERATIONS
Cory Martin, PRINCIPAL, DIR. OF PORTFOLIO SPECIALISTS GROUP
Bill  Underwood, PRINCIPAL,  PORTFOLIO SPECIALIST               Clare Burch, PRINCIPAL           Deborah Anderson
Kirby Smith, PRINCIPAL, PORTFOLIO SPECIALIST(1) (2)             Carolyn Bell                     Angela Denslow
Matthew Egenes, PRINCIPAL, PORTFOLIO SPECIALIST(1)              Michelle Berning                 Belinda Dooley
===========================================================     Betty Cummins                    Christi Gaither
                                                                Rebecca Curry                    Jenny Haught
=======================================                         Kendra Gerold                    =========================
EQUITY TRADING                                                  Laura Jirele-Borleske
                                                                Beth Rich
Jason Skinner, PRINCIPAL, HEAD TRADER                           Darcella Roberts
Patricia Andrews, PRINCIPAL, TRADER                             Donna Simmel
Aaron Skipwith, TRADER                                          Jennifer Taylor
=======================================                         ========================

(1) CFA                                                         ======================================================
(2) CPA                                                         CLIENT DEVELOPMENT

                                                                Robert Barkley, PRINCIPAL, DIR. OF CLIENT DEVELOPMENT
                                                                Hunter Wood, PRINCIPAL

                                                                          Bonnie Dieckmann
                                                                          Lydia Gumm
                                                                          Justin Martin
                                                                          Melissa Morgan
                                                                ======================================================

                                                                ========================
                                                                   INFORMATION SYSTEMS

                                                                Ron Cooper, MANAGER
                                                                Clayton Rodgers
                                                                ========================

                                                                ========================
                                                                     OFFICE MANAGEMENT

                                                                Linda Miller, PRINCIPAL
                                                                Verda McComas
                                                                Kittie Perkins
                                                                Brenda Woodend
                                                                ========================

AS OF DECEMBER 31, 2007

                                   APPENDIX B

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS
INTRODUCTION

Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm") has adopted this Code of Ethics ("Code") in compliance with the requirements of Sections 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Section 17j of the Investment Company Act of 1940. This Code was adopted on November 28, 1983 and last amended on December 31, 2007. The Code of Ethics requires the Firm's supervised Persons to comply with the federal securities laws, sets forth standards of conduct expected of the Firm's supervised Persons and addresses conflicts that arise from personal trading by Access Persons. The policies and procedures outlined in the Code of Ethics are intended to promote compliance with fiduciary standards by the Firm and its supervised Persons. As a fiduciary, the Firm has the responsibility to render professional, continuous and unbiased investment advice, owes its clients a duty of honesty, good faith and fair dealing, must act at all times in the best interests of clients and must avoid or disclose conflicts of interest.

This Code Of Ethics Is Designed To:

  *  Protect the Firm's clients by deterring misconduct;

  * Educate our employees regarding the Firm's expectations and the laws governing their conduct;

  * Remind employees that they are in a position of trust and must act with complete propriety at all times; Protect the reputation of the Firm;

  *  Guard against violations of the securities laws; and

  * Establish procedures for employees to follow so that the Firm may determine whether employees are complying with its ethical principals.

This Code of Ethics is based upon the principle that the directors, officers and employees of the Firm owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal Securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Chief Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and any U.S. registered investment company client for which the Firm acts as adviser or sub-adviser.

This Code contains provisions reasonably necessary to prevent Persons from engaging in acts in violation of the above standards, and procedures reasonably necessary to prevent violations of the Code. Each employee at the commencement of their employment and as an Access Person must certify, by their signature on Exhibit A, they have read and understand the Code's requirements and their acknowledgement to abide by all of the Code's provisions. Each employee must re-certify understanding and acknowledgement of the Code any time the Code is amended and/or annually.


Code of Ethics 12/31/2007              Barrow, Hanley, Mewhinney & Strauss, Inc.

A.   DEFINITIONS

     (1) "ACCESS PERSON" means any director, officer, general partner, advisory person, investment personnel, portfolio manager, or employee of the firm.

     (2) "ADVISORY PERSON" means any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Firm with regard to the purchase or sale of a Security by the Firm

     (3) "AFFILIATED COMPANY" means a company which is an affiliate of the Firm through the Old Mutual U.S. Holdings, Inc. relationship.

     (4) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm has a pending "buy" or "sell" order with respect to a Security, and, with respect to the person making the recommendation, when such person seriously considers making such a RECOMMENDATION.

     (5) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations hereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Security. An Access Person is presumed to be the beneficial owner of Securities held by his/her immediate family member sharing the same household.

     (6) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any Person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any Person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural Person shall be presumed not to be a controlled Person.

     (7) "INVESTMENT PERSONNEL" means: (a) any Portfolio Manager of the Firm as defined in (10) below; and (b) securities analysts, traders and other personnel who provide information and advice to the Portfolio Manager or who help execute the Portfolio Manager's decisions.

     (8) "NONRESIDENT DIRECTOR" means any director of the Firm who: (a) is not an officer, employee or shareholder of the Firm; (b) does not maintain a business address at the Firm and (c) who does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of Securities by the Firm, information regarding recommendations concerning the purchase or sale of Securities by the Firm or information regarding Securities being considered for purchase or sale by the Firm.

Code of Ethics 12/31/2007    - 2 -     Barrow, Hanley, Mewhinney & Strauss, Inc.

     (9) "PERSON" means any natural Person or a company.

     (10) "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions.

     (11) "REPORTABLE FUND" means any Fund for which the Firm serves as an Investment Adviser or Sub-Adviser.

     (12) "SECURITY" means any note, stock, treasury stock, bond, debenture, unit trust-ETFs, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security or on any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national Securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a Security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Security shall not include: direct obligations of the Government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, and shares of registered open-end investment companies, other than shares of Reportable Funds, open-end ETFs, and UITs that are invested exclusively in one or more open-end fund (none of which are Reportable Funds.)

B.   POLICY STATEMENT ON INSIDER TRADING

     Section 204A of the Advisers Act requires every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. BHMS' Insider Trading Policy applies to all of its employees and any questions regarding this policy and procedures should be referred to the Firm's Chief Compliance Officer.

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in Securities (whether or not one is an "insider") or to communications of material nonpublic information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     (1) Trading by an insider, while in possession of material nonpublic information; or


Code of Ethics 12/31/2007      - 3 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

     (2) Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

     (3) Communicating material nonpublic information to others in a breach of fiduciary duty.

Trading  on  inside  information  is  not  a  basis  for  liability  unless  the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's Securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, debt service and liquidation problems, extraordinary management developments, write-downs or write-offs of assets, additions to reserves for bad debts, new product/services announcements, criminal, civil and government investigations and indictments. Material information does not have to relate to a company's business. For example, material information about the contents of any upcoming newspaper column may affect the price of a Security, and therefore be considered material. Disclosure of a registered investment company client's holdings or any client's holdings that are not publicly available are considered material information and therefore must be kept confidential. All employees of BHMS are subject to the Duty of Confidentiality, Item C of this Code.

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public. You should be particularly careful with information received from client contacts at public companies.

Before trading for yourself or others in the Securities of a company about which you may have potential inside information, ask yourself the following questions:

     (i) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the Securities if generally disclosed?

     (ii) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

The role of the Firm's Chief Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

     (i)  Report the matter immediately to the Firm's Chief Compliance Officer.

     (ii) Do not purchase or sell the Securities on behalf of yourself or others.


Code of Ethics 12/31/2007       - 4 -  Barrow, Hanley, Mewhinney & Strauss, Inc.

     (iii)Do not communicate the information inside or outside the Firm, other than to the Firm's Chief Compliance Officer.

     (iv) After the Firm's Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

     Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

C.   DUTY OF CONFIDENTIALITY

     Employees of the Firm must keep confidential at all times any nonpublic information they may obtain in the course of their employment at the Firm. This information includes but is not limited to:

     (1) Information on the clients accounts, including account holdings, recent or impending Securities transactions by the clients and recommendations or activities of the Portfolio Managers for the clients' accounts;

     (2) Information on the Firm's clients and prospective clients investments and account transactions;

     (3) Information on other Firm personnel, including their pay, benefits, position level and performance rating; and

     (4) Information on the Firm's business activities, including new services, products, technologies and business initiatives.

     The Firm's personnel have the highest fiduciary obligation not to reveal confidential company information to any party that does not have a clear and compelling need to know such information and to safeguard all client information.

D.   RESTRICTIONS FOR ACCESS PERSONS

     (1)  GENERAL RESTRICTIONS FOR ACCESS PERSONS. Access Persons are subject to
          the   following   restrictions   with   respect   to  their   personal
          transactions:

          (A) PROHIBITION ON ACCEPTING GIFTS OF MORE THAN DE MINIMIS VALUE. Access Persons are prohibited from accepting any gift or other items of more than DE MINIMIS value from any Person or entity that does business with or on behalf of the Firm; for the purpose of this Code DE MINIMIS shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's business. A gift does not include participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes.

          (b) PROHIBITION ON SERVICE AS A DIRECTOR OR PUBLIC OFFICIAL. Investment Personnel are prohibited from serving on the board of directors of any publicly traded company without prior authorization of the President or

Code of Ethics 12/31/2007       - 5 -  Barrow, Hanley, Mewhinney & Strauss, Inc.

              other duly authorized officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm's clients. Authorization of board service shall be subject to the implementation by the Firm of a "Chinese Wall" or other procedures to isolate such Investment Personnel from making decisions about trading in that company's securities.

          (c) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Access Persons, who are not Nonresident Directors, are prohibited from acquiring
              Securities in an initial public offering. Nonresident Directors must receive pre-clearance to purchase Securities in an initial public offering.

          (d) PROHIBITION ON PRIVATE PLACEMENTS. Access Persons are prohibited from acquiring Securities in a private placement without prior approval from the Firm's Chief Compliance Officer. In the event an Access Person receives approval to purchase Securities in a private placement, the Access Person must disclose that investment if he or she plays any part in the Firm's later consideration of an investment in the issuer.

          (e) PROHIBITION ON OPTIONS. Access Persons, who are not Nonresident Directors, are prohibited from acquiring or selling any option on any Security.

          (f) PROHIBITION ON SHORT-SELLING. Access Persons, who are not Nonresident Directors, are prohibited from selling any Security that the Access Person does not own, or otherwise engaging in "short-selling" activities.

          (g) PROHIBITION ON SHORT-TERM TRADING PROFITS. Access Persons, who are not Nonresident Directors, are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement.

          (h) PROHIBITION ON SHORT-TERM TRADING OF REPORTABLE FUNDS. Access Persons, who are not Nonresident Directors, are prohibited from short-term trading of any Reportable Fund shares. "Short-term trading" defined as a purchase and redemption/sell of a fund's shares within a thirty-day period. This prohibition does not cover purchases and redemptions/sales: (i) into or out of money market funds or short term bond funds; or (ii) purchases effected on a regular periodic basis by automated means, such as 401(k) purchases.

     (2) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All Access Persons, who are not Nonresident Directors, are subject to the following restrictions when their purchases and sales of Securities coincide with trades by any client of the Firm:

          (a) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A TRADE BY A CLIENT. Access Persons are prohibited from purchasing or selling any Security within three calendar days after any client has traded in the same (or a


Code of Ethics 12/31/2007      - 6 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

              related) Security. In the event that an Access Person makes a prohibited purchase or sale within the three-day period, the access Person must unwind the transaction and relinquish to the Firm any gain from the transaction.

          (b) PURCHASES WITHIN SEVEN DAYS BEFORE A PURCHASE BY A CLIENT. Any Access Person who purchases a Security within seven calendar days before any client purchases the same (or a related) Security is prohibited from selling the Security for a period of six months following the client's trade. In the event that an Access Person makes a prohibited sale within the six-month period, the Access Person must relinquish to the Firm any gain from the transaction.

          (c) SALES WITHIN SEVEN DAYS BEFORE A SALE BY A CLIENT. Any Access Person who sells a Security within seven days before any client sells the same (or a related) Security must relinquish to the Firm the difference between the Access Person's sale price and the client portfolio(s) sale price (assuming the Access Person's sale price is higher).

          (d) DISGORGEMENT. A charity shall be selected by the Firm to receive any disgorged or relinquished amounts due to personal trading violations.

E. EXEMPTED TRANSACTIONS

     The prohibitions of Sections D (1)(f) and (g) and D (2)(a),(b) and (c) shall not apply to:

     (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control; an Access Person is presumed to be a beneficial owner of Securities that are held by his/her immediate family member(s) sharing the Access Person's household;

     (2) Purchases or sales which are non-volitional on the part of either the Access Person or the Firm;

     (3) Purchases which are part of an automatic dividend reinvestment plan or an automatic investment plan, such as 401(k) purchases; and

     (4) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

F. COMPLIANCE PROCEDURES

     (1) RECORDS OF SECURITIES TRANSACTIONS. All Access Persons must notify the Firm's Chief Compliance Officer if they have opened or intend to open a brokerage or Securities account. Access Persons must direct their brokers to supply the Firm's Chief Compliance Officer with duplicate brokerage confirmations of their Securities transactions and duplicate statements of their Securities account(s).

     (2) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. All Access Persons, who are not Nonresident Directors, shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling Securities or any Reportable Fund. Pre-clearance for Securities owned or traded by the Firm is valid for that trading day. Pre-

Code of Ethics 12/31/2007      - 7 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

          clearance for Securities not owned or traded by the Firm and any Reportable Fund is valid for five concurrent trading sessions. The personal Securities transactions pre-clearance form is attached as Exhibit D.

     (3) PRE-CLEARANCE OF ANY TRANSACTION IN A REPORTABLE FUND. All Access Persons, who are not Nonresident Directors, shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling any Reportable Fund. Pre-clearance for Reportable Funds is valid for that trading day. This prohibition does not cover purchases and redemptions/sales: (a) into or out of money market funds or short term bond funds; or (b) effected on a regular periodic basis by automated means, such as 401(k) purchases.

     (4) DISCLOSURE OF PERSONAL HOLDINGS, AND CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS. All Access Persons shall disclose to the Firm's Chief Compliance Officer all personal Securities holdings and all Reportable Funds holdings upon the later of commencement of employment or adoption of this Code and thereafter on an annual basis as of December 31. Every Access Person shall certify by their signature:

              (a) They have read and understand the Code and recognize that they are subject to all provisions of the Code and they have reported all personal Securities and Reportable Funds holdings, on Exhibit A, INITIAL REPORT OF ACCESS PERSONS, upon employment with the Firm;

              (b) They have read and  understand the Code and recognize they are subject to all provisions of the Code;

              (c) They  have  complied  with  the  requirements  of the Code and reported all personal Securities and Reportable Funds holdings on Exhibit B, ANNUAL REPORT OF ACCESS PERSONS, annually; and at any time the Code is amended.

              (d) They have  reported all  personal  Securities  and  Reportable
                  Funds transactions, and any Securities account(s) opened during the quarter on Exhibit C, QUARTERLY REPORT OF ACCESS PERSONS, quarterly.

              (e) Exhibit A report  shall be made  within ten days of hire,  and
                  Exhibit B & C reports shall be made with in ten business days of quarter-end and year-end, as identified above, and delivered to the Firm's Chief Compliance Officer.

     (5)  REPORTING REQUIREMENTS

     (a) The Chief Compliance Officer of the Firm shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code to each such person upon their date of employment and upon such time as any amendment is made to this Code.

     (b) Reports submitted to the Chief Compliance Officer of the Firm pursuant to this Code shall be confidential and shall be provided only to the officers and directors of the Firm, Firm counsel or regulatory authorities upon appropriate request.

Code of Ethics 12/31/2007      - 8 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

     (c) Every Access Person shall report to the Chief Compliance Officer of the Firm the information described in, Sub-paragraph (4)(d) of this Section with respect to transactions in any Security or Reportable Fund in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security; an Access Person is presumed to be a beneficial owner of Securities that are held by his/her immediate family member(s) sharing the Access Person's household.

     (d) Reports required to be made under this Paragraph (5) shall be made no later than 10 business days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every Access Person and Nonresident Director shall be required to submit a report for all periods, including those periods in which no Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

          (i) The date of the transaction, the Security name and/or cusip, the number of shares, and the principal amount of each Security transacted;

          (ii) The nature of the transaction (i.e., purchase or sale);

          (iii)The price at which the transaction was effected; and

          (iv) The name of the broker, dealer or bank with or through whom the transaction was effected. Duplicate copies of the Securities transaction confirmation of all personal transactions and copies of periodic statements for all Securities accounts may be appended to Exhibit C to fulfill the reporting requirement.

     (e) Any such report may contain a statement that the report shall not be construed as an admission by the Person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

     (6)  CONFLICT OF INTEREST

          Every Access Person shall notify the Chief Compliance Officer of the Firm of any personal conflict of interest relationship which may involve the Firm's clients, such as the existence of any economic relationship between their transactions and Securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process.

G.   REPORTING OF VIOLATIONS

     (1) Any employee of the Firm who becomes aware of a violation of the Code must promptly report such violation to the Chief Compliance Officer.

     (2) The Firm's Chief Compliance Officer shall promptly report to the Board of Directors and to the any Investment Company client's Compliance Officer all material violations of this Code and the reporting requirements there-under.

Code of Ethics 12/31/2007      - 9 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

     (3) When the Firm's Chief Compliance Officer finds that a transaction otherwise reportable to the Board of Directors under Paragraph (2) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Section 206 of the Advisers Act or Rule 17j-1 of the `40 Act, he may, in his discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code, in lieu of reporting the transaction to the Board of Directors.

     (4) The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

H.   ANNUAL REPORTING TO THE BOARD OF DIRECTORS

     The Firm's Chief Compliance Officer shall prepare an annual report relating to this Code to the Board of Directors. Such annual report shall:

     (1) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

     (2) Identify any violations requiring significant remedial action during the past year; and

     (3) Identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code, evolving industry practices or developments in applicable laws or regulations.

I.   SANCTIONS

     Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

J.   RETENTION OF RECORDS

     This Code, a list of all Persons required to make reports hereunder from time to time, as shall be updated by the Firm's Chief Compliance Officer, a copy of each report made by an Access Person hereunder, each memorandum made by the Firm's Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm.

Code of Ethics 12/31/2007     - 10 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

                                                                       Exhibit A

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                        INITIAL REPORT OF ACCESS PERSONS


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

  1. I hereby acknowledge receipt of a copy of the Code of Ethics for Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm").

  2. I have read and understand the Code and recognize that I am subject thereto in the capacity of Access Persons.

  3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and Securities held or to be acquired by the Firm or any of its portfolios.

  4. As of the date below I had a direct or indirect beneficial ownership in the following Securities:

===================================================================
                                                          TYPE OF
                                                         INTEREST
SECURITY NAME/TYPE/TICKER        NUMBER OF   PRINCIPAL   (DIRECT OR
INTEREST RATE & MATURITY          SHARES      VALUE       INDIRECT)
-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------

====================================================================

Code of Ethics 12/31/2007     - 11 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

  5. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.

===========================================================================
                                                        TYPE OF INTEREST
       NAME OF FIRM                                   (DIRECT OR INDIRECT)
---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

===========================================================================

NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


Date:                                Signature:
      ----------------------------              --------------------------
      (First date of investment      Print Name:
       personnel status)                        --------------------------
                                     Title:
                                                ---------------------------
                                     Employer:  Barrow, Hanley, Mewhinney &
                                                Strauss, Inc.
                                                ----------------------------
Date:                                Signature:
      ---------------------------               ----------------------------
                                                Firm's Chief Compliance Officer

Code of Ethics 12/31/2007     - 12 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

                                                                      Exhibit B

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                         ANNUAL REPORT OF ACCESS PERSONS


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

  1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an Access Person.

  2. I hereby certify that, during the year ended December 31, 20 ___, I have complied with the requirements of the Code and I have reported all Securities transactions required to be reported pursuant to the Code.

  3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Client's portfolio of the Firm to any employees of any other OMUSH affiliate, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

  4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.

  5. As of December 31, 20___, I had a direct or indirect beneficial ownership in the following Securities:

================================================================
                                                    TYPE OF
                                                    INTEREST
                                NUMBER OF          (DIRECT OR
SECURITY NAME/TYPE/TICKER       SHARES              INDIRECT)
INTEREST RATE & MATURITY
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

================================================================

Code of Ethics 12/31/2007      - 13 -  Barrow, Hanley, Mewhinney & Strauss, Inc.

  6. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.

======================================================================
                                                   TYPE OF INTERST
   NAME OF FIRM                                   (DIRECT OR INDIRECT)
----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

======================================================================


NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


Date:                                       Signature:
      ---------------------------------                ------------------------
      (First date of investment personnel   Print Name:------------------------
      status)
                                            Title:     ------------------------
                                            Employer:  Barrow, Hanley, Mewhinney
                                                       & Strauss, Inc.
Date:                                       Signature:
      ---------------------------------                ------------------------
                                                       Firm's Chief Compliance
                                                       Officer

Code of Ethics 12/31/2007     - 14 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

                                                                       Exhibit C

                   BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                      QUARTERLY REPORT OF ACCESS PERSONS


Securities Transactions Report for the Calendar Quarter Ended: _______________


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

During the quarter referred to above, the following transactions were effected in Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.

=================================================================================================
                                                           NATURE OF
                            DATE OF  NUMBER    DOLLAR     TRANSACTION
SECURITY NAME/TYPE/TICKER   TRANS-    OF      AMOUNT OF   (Purch., Sale,         BROKER/ DEALER
INTEREST RATE & MATURITY    ACTION   SHARES  TRANSACTION      Other)      PRICE  OR BANK NAME
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

=================================================================================================

During the quarter referred to above, the following brokerage accounts were opened with direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.

Code of Ethics 12/31/2007      - 15 -  Barrow, Hanley, Mewhinney & Strauss, Inc.

===============================================================================
   NAME OF FIRM                  TYPE OF INTEREST          DATE ACCOUNT OPENED
                              (DIRECT OR INDIRECT)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as the existence of any economic relationship between my transactions and Securities held or to be acquired by Firm clients or any related portfolios.

NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


 Date:                                      Signature:
      ---------------------------------                -------------------------
      (First date of investment personnel   Print Name:
      status)                                          -------------------------
                                            Title:
                                                       -------------------------
                                            Employer:  Barrow, Hanley, Mewhinney
                                                       & Strauss, Inc.
 Date:                                      Signature:
      ---------------------------------                -------------------------
                                                       Firm's Chief Compliance
                                                       Officer

Code of Ethics 12/31/2007      - 16 -  Barrow, Hanley, Mewhinney & Strauss, Inc.

                                                                       Exhibit D
                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.
                                 ACCESS PERSONS


               Personal Securities Transactions Pre-clearance Form
                       (See Section D(2), Code of Ethics)

To the Chief Compliance Officer of Barrow, Hanley,  Mewhinney & Strauss, Inc.:
I hereby request pre-clearance of the following proposed transactions:

========================================================================================================
                                                    NATURE OF                   BROKER
                             NUMBER     DOLLAR     TRANSACTION    PRICE (OR    /DEALER OR
SECURITY NAME/TYPE/TICKER     OF      AMOUNT OF   (Purch., Sale,  PROPOSED    BANK THROUGH   AUTHORIZED
INTEREST RATE & MATURITY     SHARES  TRANSACTION      Other)      PRICE)      WHOM EFFECTED   YES    NO
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

========================================================================================================

Date:                                       Signature:
     ----------------------------------                ------------------------
      (First date of investment personnel   Print Name:
      status)                                          ------------------------
                                            Title:
                                                       ------------------------
                                            Employer: Barrow, Hanley, Mewhinney
                                                      & Strauss, Inc.
                                                      -------------------------

Date:                                       Signature:
     ----------------------------------               -------------------------
                                                       Firm's Chief Compliance
                                                       Officer

Code of Ethics 12/31/2007      - 17 -  Barrow, Hanley, Mewhinney & Strauss, Inc.

                                   APPENDIX C

                              COMPLIANCE CHECKLIST

==================================================================================================
                                                                  COMPLIANCE OFFICER
                                    FREQUENCY         PERSON           REVIEW
           AREA                     AND DUE DATE     RESPONSIBLE    (DATE/INITIALS)     COMMENTS
--------------------------------------------------------------------------------------------------
REGULATORY FILINGS:
--------------------------------------------------------------------------------------------------
SEC
--------------------------------------------------------------------------------------------------
Review Form ADV and all schedules     Annually       Clare Burch
to ensure representation of current                  Dawn Gochinas
environment; amend as needed.                        Patti Andrews
--------------------------------------------------------------------------------------------------
File Form ADV and IARD  (files and    Annually,      Patti Andrews
procedures in SEC file).            90 days after
                                     Fiscal Y/E
--------------------------------------------------------------------------------------------------
File Form 13F (files and procedures  Quarterly,      Clare Burch
in SEC file).                         45 days        Dawn Gochinas
                                     after Q/E       Ron Cooper
--------------------------------------------------------------------------------------------------
Check equity positions (%); file 13G  Monthly        Clare Burch
only if, at month-end, we own more
than 10% of an issue not previously
reported, and/or  if %  ownership  of
previously  reported  issues  changes
to <5% or 15%. Files and procedures
in C Burch desk.
--------------------------------------------------------------------------------------------------
File Form 13G for all issues where   Annually        Clare Burch
we own 5% or more of outstanding
shares. Files and procedures in SEC
file and C Burch desk.
--------------------------------------------------------------------------------------------------
STATE REGISTRATIONS
--------------------------------------------------------------------------------------------------
File annual reports, if required,    Annually on     Patti Andrews
within state incorporated and where   Form ADV       Dawn Gochinas
firm is qualified to do business.
Part of ADV filing on IARD.
--------------------------------------------------------------------------------------------------
Review the status of state            Quarterly      Patti Andrews
registrations and cross-check
with non-exempt client residences
and Schedule D of Part I of Form ADV.
=================================================================================================

                                     Page 1

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                                   APPENDIX C

                              COMPLIANCE CHECKLIST


================================================================================================
                                                                COMPLIANCE OFFICER
                                    FREQUENCY       PERSON           REVIEW
           AREA                     AND DUE DATE   RESPONSIBLE    (DATE/INITIALS)     COMMENTS
------------------------------------------------------------------------------------------------
TRADING AND OPERATIONS:
------------------------------------------------------------------------------------------------
Ensure soft dollar arrangements      Annually       Jason Skinner
are:
-supported by agreements
-reconciled to brokers' statements
-used for approved services under
 Advisers Act  Section 28(e)
------------------------------------------------------------------------------------------------
Make reasonable effort to            Annually       Jason Skinner
appropriately allocate the cost of
mixed-use systems (portfolio
management vs administration)
between hard and soft dollars.
------------------------------------------------------------------------------------------------
Review  with Jim Moore the  trading  Annually        Jim Moore
process to ensure the following are                 Jason Skinner
in  accordance with regulations and                 Patti Andrews
are properly  documented:                           John Williams
 -order of trade placement
 -best and timely trade execution
 -fair and timely trade allocation
------------------------------------------------------------------------------------------------
Review BHMS trading error correction Annually       Jason Skinner
policy and revise as necessary.                     John Williams
------------------------------------------------------------------------------------------------
Review all trading errors to ensure  Quarterly      Jason Skinner
 that treatment complies with policy.               John Williams
------------------------------------------------------------------------------------------------
Review all trading  activity for     Monthly        Jason Skinner
best netexecution and make
disclosures if required.
------------------------------------------------------------------------------------------------
Review  all allocation of brokerage Semi-Annually   Jason Skinner
for appropriateness.
------------------------------------------------------------------------------------------------
Review client directed brokerage     Quarterly      Jason Skinner
arrangements.
------------------------------------------------------------------------------------------------
Collect brokers financial            Annually       Jason Skinner
 statements.
------------------------------------------------------------------------------------------------
Review performance dispersion        Quarterly      Cory Martin
report.                                             Patti Andrews
================================================================================================

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BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                   APPENDIX C

                              COMPLIANCE CHECKLIST


================================================================================================
                                                                COMPLIANCE OFFICER
                                    FREQUENCY       PERSON           REVIEW
           AREA                     AND DUE DATE   RESPONSIBLE    (DATE/INITIALS)     COMMENTS
------------------------------------------------------------------------------------------------
PROXY VOTING:
------------------------------------------------------------------------------------------------
Review proxy voting policy.          Annually      Clare Burch
------------------------------------------------------------------------------------------------
Reconcile holdings with proxy        With each      ISS
received.                             proxy
------------------------------------------------------------------------------------------------
Document votes contrary to policy.     Each         ISS
                                     occurrence
------------------------------------------------------------------------------------------------
Report voting record to clients as    Annually     Clare Burch
required.
------------------------------------------------------------------------------------------------
Review contract to determine who is  Periodically  Clare Burch responsible (if not advisor, verfiy
with the plan document).
=================================================================================================

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BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                   APPENDIX C

                              COMPLIANCE CHECKLIST

================================================================================================
                                                                COMPLIANCE OFFICER
                                    FREQUENCY       PERSON           REVIEW
           AREA                     AND DUE DATE   RESPONSIBLE    (DATE/INITIALS)     COMMENTS
------------------------------------------------------------------------------------------------
COMPLIANCE PROCEDURES:
------------------------------------------------------------------------------------------------
Trade ticket contents, including    Ongoing        Jason Skinner
authorization, date/time stamp,                    John Williams
etc.
------------------------------------------------------------------------------------------------
Copies of all written agreements    Ongoing        Clare Burch
with clients.                                      Belinda Dooley
------------------------------------------------------------------------------------------------
Record of all personal securities   Ongoing        Patti Andrews
transactions by firm employees.
------------------------------------------------------------------------------------------------
Documents necessary to demonstrate  Ongoing        Clare Burch
 the calculation of performance of                 Deborah Anderson
 managed accounts.
------------------------------------------------------------------------------------------------
Review all marketing materials inc  Ongoing        Patti Andrews
copies of any notice, circular or                  Marketing Department
advertisement offering advisory
services to ensure compliance with
SEC regulations and AIMR requirements.
------------------------------------------------------------------------------------------------
Review  client specific investment  Quarterly      Donna  Simmel
objectives and restriction codes in
portfolio accounting  systems (Axys
and Moxy) and client database
(ProTrak) to ensure  accuracy with
advisory  contracts and most recent
revisions.
------------------------------------------------------------------------------------------------
Send Client Privacy Policy to       Annually       Patti Andrews
clients classified as individuals.
------------------------------------------------------------------------------------------------
Update and test business            Annually       Ron Cooper
continuity/disaster recovery plan.
------------------------------------------------------------------------------------------------
Monitor employee email              Monthly        Patti Andrews
                                                   Ron Cooper
================================================================================================

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BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                   APPENDIX C

                              COMPLIANCE CHECKLIST


================================================================================================
                                                                COMPLIANCE OFFICER
                                     FREQUENCY       PERSON           REVIEW
           AREA                      AND DUE DATE   RESPONSIBLE    (DATE/INITIALS)     COMMENTS
------------------------------------------------------------------------------------------------
COMPLIANCE MANUAL AND POLICIES:
------------------------------------------------------------------------------------------------
Review policies; revise as necessary  Annually     Patti Andrews
toreflect regulatory changes.
------------------------------------------------------------------------------------------------
Circulate compliance policies to      Annually     Patti Andrews
employees and obtain written
acknowledgement of understanding and
agreement to abide by policies.
------------------------------------------------------------------------------------------------
CODE OF ETHICS (COE) & PERSONAL SECURITIES TRANSACTIONS:
------------------------------------------------------------------------------------------------
Review personal securities transaction See COE     Patti Andrews
forms.
------------------------------------------------------------------------------------------------
Review personal securities transaction Quarterly   Patti Andrews
report (violations).
------------------------------------------------------------------------------------------------
Review the Code of Ethics and amend    Annually    Board of Directors
as appropriate.                                    Patti Andrews
------------------------------------------------------------------------------------------------
Distribute Code of Ethics.             Annually    Patti Andrews
------------------------------------------------------------------------------------------------
Receive written acknowledgment from    Annually    Patti Andrews
each employee.
------------------------------------------------------------------------------------------------
Disclosure of holdings and brokerage   Annually    Patti Andrews
accounts.
------------------------------------------------------------------------------------------------
Provide  education and training on     Annually    Patti Andrews
the firm's compliance policies and
procedures and Code of Ethics.
================================================================================================

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BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                   APPENDIX C

                              COMPLIANCE CHECKLIST


================================================================================================
                                                                COMPLIANCE OFFICER
                                     FREQUENCY       PERSON           REVIEW
           AREA                      AND DUE DATE   RESPONSIBLE    (DATE/INITIALS)     COMMENTS
------------------------------------------------------------------------------------------------
CLIENT RELATIONS:
------------------------------------------------------------------------------------------------
Mail ADV Part II to all clients, as   Annually     Clare Burch
required by Advisers Act Rule 204-3.               Client Services
------------------------------------------------------------------------------------------------
Complete mutual fund compliance       Monthly,     Patti Andrews
reports for:                          Quarterly    Dawn Gochinas
AIG                                   and Annually Deborah Anderson
American Beacon                                    Clare Burch
American Independence
Ameriprise RiverSource
AXA
F&C
GuideStone
Integra
Old Mutual
Principal
Timothy Plan
USAA
Vanguard
Vantagepoint
==================================================================================================

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BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                   APPENDIX D

                          EMPLOYEE ACKNOWLEDGEMENT PAGE


                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                        COMPLIANCE POLICIES & PROCEDURES

                         ANNUAL REPORT OF ACCESS PERSONS



To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

 1. I hereby acknowledge receipt of a copy of the Compliance Policies & Procedures document for Barrow, Hanley, Mewhinney & Strauss, Inc.

 2. I have read and understand the Policies & Procedures and recognize that I am subject thereto in the capacity of "Access Persons," as defined in the Code of Ethics.


Date:                                    Signature:
      -------------------------------               -------------------------
      (Date of Employment)               Print Name:
                                                    -------------------------



Date:                                    Signature:
     --------------------------------               -------------------------
                                                    (Chief Compliance Officer)



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